UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Dover Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DOVER MOTORSPORTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2003

TO THE HOLDERS OF COMMON STOCK AND CLASS A COMMON STOCK:

PLEASE TAKE NOTICE that the 2003 Annual Meeting of Stockholders of DOVER MOTORSPORTS, INC., a Delaware corporation, will be held at the Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, April 23, 2003, at 11:00 A.M. for the following purposes:

1.	To elect three Class I Directors to the Board of Directors;

2.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Proxy Statement dated March 27, 2003 is attached.

The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any stockholder giving a proxy has the right to revoke it any time before it is voted. If you hold your stock in a broker or bank “street” account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

BY ORDER OF THE BOARD OF DIRECTORS

KLAUS M. BELOHOUBEK,

Senior Vice President-General Counsel and Secretary

Dated:    Dover, Delaware

March 27, 2003

YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

PROXY STATEMENT

DOVER MOTORSPORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2003

The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 23, 2003 (the “Annual Meeting”) is submitted to the stockholders for their information.

SOLICITATION OF AND POWER TO REVOKE PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of DOVER MOTORSPORTS, INC., a Delaware corporation (the “Company”). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

The mailing address for the Company’s principal executive office is 1131 North DuPont Highway, Route 13, Dover, Delaware 19901. This Proxy Statement and the form of proxy were first sent to the Company’s stockholders on or about March 27, 2003.

A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class I Directors.

The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some stockholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

Each stockholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the General Counsel of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any stockholder may attend the Annual Meeting and vote in person, whether or not such stockholder has previously given a proxy. If you hold your stock in a broker or bank “street” account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

CAPITAL STOCK

The outstanding capital stock of the Company on March 1, 2003 consisted of 16,344,475 shares of Common Stock, par value $.10 per share (the “Common Stock”), and 23,448,585 shares of Class A Common Stock, par value $.10 per share (the “Class A Common Stock”). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder thereof.

Voting Rights in General.    Each holder of Common Stock is entitled to one vote for each share of Common Stock held and each holder of Class A Common Stock is entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company’s Certificate of Incorporation or By-Laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are entitled to vote as a class with respect to certain matters, including mergers and amendments to the Certificate of Incorporation of the Company which would have certain specified effects on the rights of holders of Common Stock and Class A Common Stock, respectively.

Quorum.    A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not vote on a particular proposal because it does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner.

Vote Required.    The election of the nominees named herein as directors will require a plurality of the votes cast by the shares entitled to vote in the election (i.e., the nominees receiving the greatest number of votes will be elected). Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2003, only the persons listed below were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Common Stock or Class A Common Stock. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock and Class A Common Stock ownership of (i) each director, or nominee for director, of the Company, (ii) the Named Executives identified in the Summary Compensation Table, and (iii) the officers and directors of the Company as a group, in each case according to information received by the Company, are set forth below.

Names and Addresses of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock
Estate of John W. Rollins P.O. Box 26557 Austin, TX 78755	—		10,311,960	(2)	—	44.0%	41.1%

Henry B. Tippie P.O. Box 26557 Austin, TX 78755	290,700	(2)(3)	3,000,000		1.8%	12.8%	12.1%

R. Randall Rollins 2170 Piedmont Street, NE Atlanta, GA 30301	290,700		2,030,000		1.8%	8.7%	8.2%

Names and Addresses of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock
Gary W. Rollins 2170 Piedmont Street, NE Atlanta, GA 30301	290,700		2,030,000		1.8%	8.7%	8.2%

Eugene W. Weaver 570 Winturford Drive West Chester, PA 19382	17,500	(4)	1,256,000	(4)	0.1%	5.4%	5.0%

Jeffrey W. Rollins P.O. Box 10767 Wilmington, DE 19850	45,890	(5)	1,253,975		0.3%	5.3%	5.0%

Melvin L. Joseph	20,000		860,000		0.1%	3.7%	3.4%
RD #7, Box 218
Georgetown, DE 19947

Denis McGlynn 1131 North DuPont Highway Dover, DE 19901	200		817,000	(6)	—	3.5%	3.3%

John W. Rollins, Jr. 2200 Concord Pike, 14th Floor Wilmington, DE 19803	344,900	(7)	45,000		2.1%	0.2%	0.3%

Kenneth K. Chalmers 233 South Wacker Drive, Suite 9650 Chicago, IL 60606	1,000	(8)	—		—	—	—

Patrick J. Bagley 1131 N. DuPont Highway Dover, DE 19901	3,000		—		—	—	—

Klaus M. Belohoubek 3505 Silverside Road Plaza Centre Bldg., Suite 203 Wilmington, DE 19810	4,500		—		—	—	—

Jerome T. Miraglia 1131 North DuPont Highway Dover, DE 19901	—		—		—	—	—

Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	847,500		—		5.2%	—	0.3%

Peter Kenner c/o Tivoli Partners, L.P. 42 East 81st Street New York, NY 10028	802,347		—		5.0%	—	0.3%

All Directors and Officers as a Group (12 persons)	1,024,251		9,261,975		6.3%	39.5%	37.3%

(1)

As to officers and directors, shares owned directly and of record are reflected in the table and other holdings are noted by footnote. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder thereof. As a result, pursuant to Rule 13d of the Securities

Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company’s 1996 Stock Option Plan (the “Plan”) which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 71,691 shares; Klaus M. Belohoubek, 24,340 shares; Eugene Weaver, 67,486 shares; Melvin Joseph, 10,000 shares; and all directors and officers as a group, 173,517 shares.

(2)	Henry B. Tippie is the executor of the Estate of John W. Rollins, Sr. His individual holdings are listed separately from the holdings of the Estate.
(3)	Does not include 150,000 shares of Common Stock held by his wife and 42,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest.
(4)	Does not include 10,000 shares of Common Stock and 100,000 shares of Class A Common Stock held by Mr. Weaver’s wife and 6,600 shares of Common Stock and 11,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership, and 100,000 shares of Common Stock owned by a limited liability corporation over which Mr. Weaver has sole voting and investment power.
(5)	Does not include 22,150 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power.
(6)	Does not include 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(7)	Does not include 900 shares of Common Stock held by his wife.
(8)	Does not include 2,000 shares of Common Stock held by his wife, as to which Mr. Chalmers disclaims any beneficial interest.

ELECTION OF DIRECTORS

Three individuals are to be elected at the Annual Meeting to serve as Class I Directors for a term of three years, and until the election and qualification of their successors. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company’s Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

The Company has nine members and one vacancy on its Board of Directors. There is a position for a Class I Director which will remain vacant. The Board of Directors believes that it is in the best interests of the Company and its stockholders to keep this vacancy on the Board so that the Board may, if the opportunity arises, appoint a candidate in the future without amending its Certificate of Incorporation. A majority of the members of the Board of Directors may appoint an individual to fill the vacancy.

Unless a stockholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of each of the nominees named below to a three year term as a director. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as director at the time of the election, unless the stockholder WITHHOLDS AUTHORITY, the proxies will be voted for such nominee as is designated by the present Board of Directors to fill such vacancy.

The name and age of each director and each of the nominees, his principal occupation, and the period during which he has served as a director are set forth below.

Names of Nominees	Principal Occupation(1)	Service as Director	Age
Class I (Term Expires 2006)

Henry B. Tippie	Chairman of the Board; Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.; Chairman of the Board, Dover Downs Gaming & Entertainment, Inc.	1996 to date	76

R. Randall Rollins	Chairman of the Board, Rollins, Inc.; Chairman of the Board and Chief Executive Officer, RPC, Inc.	1996 to date	71

Patrick J. Bagley	Senior Vice President—Finance and Chief Financial Officer; Former Vice President—Finance, Treasurer and Director, Rollins Truck Leasing Corp.	1996 to date	55

Names of Directors Whose Terms Have Not Expired
Class II (Term Expires 2004)

John W. Rollins, Jr.	Former President, Chief Executive Officer and Director, Rollins Truck Leasing Corp.	1996 to date	60

Eugene W. Weaver	Former Senior Vice President—Administration	1971 to date	70

Melvin L. Joseph	Vice President and Director of Auto Racing, Dover International Speedway, Inc.; President, Melvin Joseph Construction Company	1969 to date	81

Class III (Term Expires 2005)

Denis McGlynn	President and Chief Executive Officer; President, Chief Executive Officer and Director, Dover Downs Gaming & Entertainment, Inc.	1979 to date	57

Jeffrey W. Rollins	Principal, Context Ventures Inc., LLC	1993 to date	38

Kenneth K. Chalmers	Former Executive Vice President of Bank of America	2002 to date	73

(l)

Except as noted, the nominees and other directors have held one or more of the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Henry B. Tippie, Rollins, Inc., RPC, Inc. and Marine Products Corporation; R. Randall Rollins, SunTrust Banks Inc., SunTrust Banks of Georgia, Marine Products Corporation and Dover Downs Gaming & Entertainment, Inc.; Kenneth K. Chalmers, Safety-Kleen Corp. and Dover Downs Gaming & Entertainment, Inc.; and Eugene W. Weaver, WSFS Financial Corp. Patrick J. Bagley, John W. Rollins, Jr., Melvin L. Joseph and Jeffrey W. Rollins also serve on the board of directors of Dover Downs Gaming & Entertainment, Inc. Jeffrey W. Rollins co-founded Context Ventures Inc., LLC, a firm that provides management and financial services, in 2001. He is also President of Label Dynamics, Inc., a manufacturer of labels, decals and product identification graphics which was acquired by Context Ventures in 2003. From 1997 to 2001 he was Vice President—Development for Brandywine Center Management, L.L.C., a real estate management company. Dover Downs Gaming & Entertainment, Inc. was spun-off from the Company on April 1, 2002 and is in the gaming and entertainment business. Dover International Speedway, Inc. is a wholly-owned subsidiary of the Company. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co., L.P. in 2001 and was engaged in the business of truck leasing. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. WSFS Financial Corp., SunTrust Banks Inc., and SunTrust Banks of Georgia are all financial institutions. Tippie Services, Inc. provides management services. John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. R. Randall Rollins is a cousin of John W. Rollins, Jr. and Jeffrey W. Rollins.

BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors held eight meetings during the year ended December 31, 2002. All meetings were attended by one hundred percent of the Board.

Audit Committee.    The Audit Committee consists of Kenneth K. Chalmers, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held four meetings during the year ended December 31, 2002. The Committee’s functions are described under the caption “Report of the Audit Committee.”

Executive Committee.    The Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held thirteen meetings during the year ended December 31, 2002. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the By-laws of the Company.

Compensation and Stock Option Committee.    The Compensation and Stock Option Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Compensation and Stock Option Committee held four meetings during the year ended December 31, 2002. The Committee establishes compensation and benefits for the Company’s directors, officers and key employees and administers the Company’s outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Henry B. Tippie and R. Randall Rollins. This Committee was formed on July 24, 2002 for the following purposes (a) to recommend to the Board of Directors nominees for director and in connection therewith to consider any nominations properly made by a stockholder; (b) upon request of the Board of Directors, to review and report to the Board of Directors with regard to matters of corporate governance; and (c) to make recommendations to the Board of Directors regarding the agenda for the Corporation’s annual stockholder’s meetings and with respect to appropriate action to be taken in response to any stockholder proposals. The Committee held its first meeting in January 2003. Procedures for a nomination by a stockholder are set forth in the Company’s By-laws, which will be provided to any stockholder upon written request.

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $12,000, an attendance fee of $1,000 for each Board of Directors or committee meeting attended and are permitted to participate in the Company’s health plans on the same basis as Company employees. In addition to the Board of Directors or committee meeting attendance fees, the Chairman of the Board receives $3,000 per quarter and the Chairman of the Audit Committee receives $1,000 per quarter.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is established pursuant to the Company’s By-laws and the Audit Committee Charter adopted by the Board of Directors on April 28, 2000.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America; these are the responsibility of the Company’s independent public accountants and management, respectively.

Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of the New York Stock Exchange.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2002, the Audit Committee:

•	Approved the terms of the engagement of KPMG LLP as independent auditors of the Company for the year ended December 31, 2002;

•	Reviewed and discussed with the Company’s management and the independent auditors the audited consolidated financial statements of the Company as of December 31, 2002 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communications with Audit Committees; and

•	Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed with the auditors the firm’s independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company, as of December 31, 2002 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. In giving this recommendation to the Board of Directors, the Audit Committee has relied in part on (i) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent auditors with respect to such consolidated financial statements.

Audit Committee

Kenneth K. Chalmers, Chairman

R. Randall Rollins

Jeffrey W. Rollins

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the fiscal year ending December 31, 2002, the members of the Compensation and Stock Option Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company’s operating performance and the individual performance of the executive.

Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive and, in some years, grants of stock options.

The salary of each executive officer is determined by the Compensation and Stock Option Committee. As previously stated, in making its determinations the Committee gives consideration to the Company’s operating performance for the prior fiscal year and the individual executive’s performance.

The annual incentive compensation package for the executive officers is developed by the Chief Executive Officer (CEO) of the Company prior to the end of each fiscal year and presented to the Committee for review, modification or approval. The package is based upon a performance formula for the ensuing fiscal year but its payment is within the discretion of the Chief Executive Officer based on each individual officer’s performance.

Awards under the Company’s Stock Option Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Committee gives consideration to the overall performance of the Company and the performance of individual employees.

CEO COMPENSATION

The CEO’s compensation is determined by the Compensation and Stock Option Committee. As is the case with respect to the executive officers, the CEO’s compensation is based upon the Company’s operating performance and his individual performance. The CEO’s compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options. The determination of salary and the award of stock options, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive depends on a favorable overall evaluation of the CEO’s performance and is calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $125,000. The formula is revised annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

Compensation and Stock Option Committee

Henry B. Tippie—Chairman

R. Randall Rollins

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms, the Company believes that during its fiscal year ended December 31, 2002, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMMON STOCK PERFORMANCE

The following graph reflects a comparison of the cumulative total stockholder return on the Company’s Common Stock with the S&P Composite 500 Index and an index of peer companies selected by the Company consisting of companies engaged in the motorsports business. The peer group is comprised of the Company, Speedway Motorsports, Inc., International Speedway Corporation and Championship Auto Racing Teams, Inc. The graph assumes that the value of the investment in the Company’s Common Stock and each index was 100 at December 31, 1997 and all dividends were reinvested. Appropriate adjustment has also been made relative to the Company’s spin-off of its gaming business to Dover Downs Gaming & Entertainment, Inc. on April 1, 2002. This spin-off is treated as a special dividend and the value of the shares acquired in the spin-off assumed to have been reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company’s Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors serve on the Company’s Compensation and Stock Option Committee: Henry B. Tippie, Chairman and R. Randall Rollins. Mr. Rollins replaced Patrick J. Bagley as a member of the Committee since Mr. Bagley resigned from the Committee upon becoming an executive officer of the Company in 2002.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal year ended December 31, 2002 of those persons who were, at December 31, 2002, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the “Named Executives”):

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts	All Other Compen- sation $
Name and Principal Position	Fiscal Year(1)	Salary $(2)	Incentive $	Other Annual Comp.(3) $	Restricted Stock Awards(4) $	Stock Options /SARs #	LTIP Payouts $
Denis McGlynn President and Chief Executive Officer	12/02 12/01 12/00 6/00	200,000 400,000 200,000 350,000	— 50,000 63,661 193,866	— — — —	— — — —	25,000 — — 35,000	— — —	— — —

Jerome T. Miraglia Executive Vice President	12/02	150,000	—	—	—	22,000	—	—

Patrick J. Bagley Senior Vice President—Finance and Chief Financial Officer	12/02	107,915	—	—	—	20,000	—	—

Klaus M. Belohoubek Senior Vice President—General Counsel and Secretary	12/02 12/01	132,000 222,000	— —	— —	— —	15,000 30,000	—	—

(1)	On January 19, 2001, the Company changed its fiscal year end from June 30 to December 31. Accordingly, the amounts for the fiscal year ending December 2000 reflect compensation for six months.
(2)	The salary reported for Mr. Bagley represents full salary from May 8, 2002 to December 31, 2002. Denis McGlynn and Klaus Belohoubek hold similar positions with Dover Downs Gaming & Entertainment, Inc. (spun-off from the Company on April 1, 2002) and are separately compensated by that entity. The 2001 salary reported for Mr. Belohoubek represents full salary from March 1, 2001 to December 31, 2001 as Mr. Belohoubek’s primary salary was paid by Rollins Truck Leasing Corp. prior to March 1, 2001 and the Company contracted for his services from Rollins Truck Leasing Corp. prior to March 1, 2001.
(3)	The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(4)	No awards have ever been made.

OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

The following table sets forth stock options granted in the fiscal year ending December 31, 2002 to each of the Company’s Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Stock.

	Individual Grants(1)
	Options Granted (#)	% of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
Name					0%	5%	10%
Denis McGlynn	25,000	7.6%	7.23	5/08/10	—	86,300	206,704
Jerome T. Miraglia	22,000	6.6%	7.23	5/08/10	—	75,944	181,899
Patrick J. Bagley	20,000	6.0%	7.24	5/16/10	—	69,136	165,592
Klaus M. Belohoubek	15,000	4.5%	7.23	5/08/10	—	51,780	124,022
All employees as a group	331,000	100.0%	5.38 to 7.24	5/08/10 to 7/04/10	—	1,142,708	2,736,985

(1)	Options were granted on May 9, 2002, May 17, 2002 and July 5, 2002. All option exercise prices are based on the market price on the grant date. All options relate to shares of Common Stock, typically have an eight year term and vest in equal one-sixth increments on the first through the sixth year anniversaries of the date of grant.
(2)	These amounts, based on assumed appreciation rates of 0% and the 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table summarizes option exercises for the fiscal year ending December 31, 2002 by the Company’s Named Executives, and the value of the options held by such persons as of December 31, 2002. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at FY-End (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Denis McGlynn	—	—	63,528	85,000	55,269	0
Jerome T. Miraglia	—	—	0	22,000	0	0
Patrick J. Bagley	—	—	0	20,000	0	0
Klaus M. Belohoubek	—	—	20,670	57,330	0	0

(1)	The value of the Company’s Common Stock on December 31, 2002 was $4.65 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

There were no Long-Term Incentive Plan Awards to the Named Executives during the fiscal year ended December 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In conjunction with the spin-off of Dover Downs Gaming & Entertainment, Inc. (“Gaming & Entertainment”) by the Company, the two companies entered into various agreements that address the allocation of assets and liabilities between the companies and that define the companies’ relationship after the separation. These are the Agreement Regarding Distribution and Plan of Reorganization, the Real Property Agreement, the Employee Benefits Agreement, the Transition Support Services Agreement, and the Tax Sharing Agreement. The companies have several common directors and officers.

The Plan of Reorganization set forth the principal corporate transactions required to effect the spin-off and the allocation between the companies of certain assets and liabilities such that all assets and liabilities relating to the gaming business are owned and assumed by Gaming & Entertainment or its subsidiaries, and all assets and liabilities relating to the motorsports business are owned and assumed by the Company or its subsidiaries.

The Real Property Agreement governs certain real property transfers, leases and easements affecting the Company’s Dover, Delaware facility. The Employee Benefits Agreement provides for the transfer by Gaming & Entertainment employees from employee benefits under plans or programs sponsored by the Company to those sponsored by Gaming & Entertainment.

The Transition Support Services Agreement provides for each of the Company and Gaming & Entertainment to provide each other with certain administrative and operational services and may be terminated by the party receiving the service or by the party providing the service after April 1, 2003. The Tax Sharing Agreement provides for the treatment of income tax matters for periods beginning before and including the date of the spin-off and any taxes resulting from transactions effected in connection with the spin-off.

During the year ended December 31, 2002, Gaming & Entertainment allocated corporate costs of $495,000 to the Company for certain administrative and operational services, including the Company’s use of office space. The allocation was based on both an allocation to the business that directly incurred the costs and an analysis of each company’s share of the costs. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been separate, independent entities and/or had otherwise independently managed these functions; however, management believes that these allocations are reasonable.

During the third quarter of 2002, under the Tax Sharing Agreement, Gaming & Entertainment paid the Company $2,700,000 for its portion of the 2002 consolidated federal income tax liability. Since the spin-off was effective on March 31, 2002, the Company’s 2002 federal income tax return will include the operations of Gaming for the first quarter of the year.

Use by Gaming & Entertainment of the Company’s 5/8-mile harness racing track is under an easement granted by the Company which does not require the payment of any rent. Under the terms of the easement Gaming & Entertainment has exclusive use of the harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period. The harness track is located on property owned by the Company and is on the inside of its one-mile motorsports speedway. Gaming & Entertainment’s indoor grandstands are used by the Company free of charge in connection with its motorsports events. The Company also leases its principal executive office space from Gaming & Entertainment. Various easements and agreements relative to access, utilities and parking have also been entered into between the Company and Gaming & Entertainment relative to the Company’s Dover, Delaware facilities.

As reported by the Company in its Form 8-K dated August 12, 2002, four existing shareholders, including two directors, acquired from the Company 1,162,800 shares of its Common Stock for an aggregate purchase price of $5,000,040 or $4.30 per share. The full amount of the proceeds was utilized to reduce outstanding debt.

The shares of Common Stock were sold in a private offering in four equal amounts to each of Henry B. Tippie, R. Randall Rollins, Gary W. Rollins and Michele M. Rollins. Each of the purchasers represented that the shares were being acquired for investment purposes and not with a view towards public distribution. The purchase agreements required that the price per share be the higher of the closing price of the Common Stock on the New York Stock Exchange on the immediately preceding trading day or the ten-day average of the closing price of the Common Stock on the New York Stock Exchange on such date. The sale was made without any discount to market for the purchasers, no registration rights were granted to the purchasers, and no other special terms were provided to the purchasers. The offering was unanimously approved by the full board of directors of the Company based on the recommendations of an independent committee of the Board and a fairness opinion from a financial advisor retained to review the transaction. The Company believes that the sales were on terms no less favorable than would have been available in similar transactions with unaffiliated third parties.

BENEFIT PLANS

Pension Plans

The Company’s Pension Plan is a non-contributory qualified defined benefit plan. All full time employees of the Company and its subsidiaries are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee’s annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $160,000 beginning at the Social Security retirement age (currently age 65).

The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant’s earnings continue at the same rate as paid in the fiscal year ended December 31, 2001 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification.

The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Denis McGlynn, $69,935; Jerome T. Miraglia, $46,536; Patrick J. Bagley, $25,704; and Klaus M. Belohoubek, $68,639.

401(k) Retirement Plan

The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee’s maximum annual contribution to the plan is $11,000. All contributions are funded currently.

AUDITORS

The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the stockholders. The Board of Directors believes that it will be in the best interests of the stockholders if it is free to make such determination based upon all factors that are then relevant.

KPMG LLP served as the Company’s auditors for the fiscal year ended December 31, 2002. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer appropriate questions from stockholders.

During the fiscal year ended December 31, 2002, KPMG LLP’s services rendered to the Company primarily consisted of auditing the Company’s consolidated financial statements and performing quarterly reviews.

Audit Fees

Fees billed by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and review of its quarterly reports for that fiscal year were $107,500.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not provide the Company with any professional services in connection with financial information systems design and implementation.

All Other Fees

Fees billed and to be billed by KPMG LLP for services rendered to the Company, other than the services described above under “Audit Fees,” for the fiscal year ended December 31, 2002 were $53,900, of which $39,000 related to benefit plan audits and $14,900 related to other audit related services.

The Audit Committee of the Board of Directors considered whether the provision of the services described above under “All Other Fees” was compatible with maintaining KPMG LLP’s independence.

STOCKHOLDER PROPOSALS

Appropriate proposals of eligible stockholders (an eligible stockholder must be a record or beneficial owner of at least l% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company’s next Annual Meeting of Stockholders must be received by the Company no later than December 27, 2003 for inclusion in the Proxy Statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company’s By-laws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

MISCELLANEOUS

ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, WHICH INCLUDES THE CONSOLIDATED FINANCIAL STATEMENTS. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

PATRICK J. BAGLEY

SENIOR VICE PRESIDENT—FINANCE AND CHIEF FINANCIAL OFFICER

DOVER MOTORSPORTS, INC.

P. O. BOX 843

DOVER, DE 19903

THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A STOCKHOLDER REQUEST COPIES OF SUCH EXHIBITS.

The Company’s Annual Report as of and for the fiscal year ended December 31, 2002 is being provided to stockholders with this proxy statement.

The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

KLAUS M. BELOHOUBEK,

Senior Vice President—General Counsel and Secretary

Dover, Delaware

March 27, 2003

DOVER MOTORSPORTS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 23, 2003, 11:00 A.M.

The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April, 23, 2003 at 11:00 A.M., Sussex Room, Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 27, 2003, as follows:

(Mark only one box)

1.	ELECTION OF DIRECTORS

Nominees: Henry B. Tippie, R. Randall Rollins, Patrick J. Bagley

☐	VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

☐	VOTE WITHHELD FROM all nominees.

2.	At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

(OVER)

(CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 27, 2003, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER MOTORSPORTS, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign below, date and return promptly.

        Signature(s) of Stockholder(s)

DATED:                     , 2003

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES